EXHIBIT 5.1

                  Opinion of Blank Rome Comisky & McCauley LLP

                                December 23, 1998

MedQuist Inc.
Five Greentree Centre
Suite 311
Marlton, NJ 08053

     Re:  MedQuist Inc. Registration Statement on Form S-8
          ------------------------------------------------

Gentlemen:

     We have acted as counsel to MedQuist Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 1,555,931 shares of common stock, no par value (the "Common Stock"), by the Company pursuant to The MRC Group, Inc. Amended and Restated 1992 Employee Stock Option Plan, Stock Option Agreements with Edward L. Samek and the Amended and Restated Non-Qualified Stock Option Agreement with John Dayani (the "Plans"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

     In rendering this opinion, we have examined only the following documents:
(i) the Company's Amended and Restated Certificate of Incorporation and Bylaws,
(ii) resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement and (iv) the Plan. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plan, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registrant Statement.

                                            Sincerely,



                                            BLANK ROME COMISKY & McCAULEY LLP